Exhibit 99.1

                                  PRESS RELEASE
                                  -------------

                   [LOGO OF GATEWAY FINANCIAL HOLDINGS, INC.]

FOR FURTHER INFORMATION:

Contact: D. Ben Berry, Chairman, President and CEO, or
         David Twiddy, Senior Executive Vice President
         Tel: (757) 422-4055

              GATEWAY FINANCIAL HOLDINGS REPORTS FY 2005 NET INCOME
                            OF $3.9 MILLION, UP 96.0%

Virginia Beach, VA -- January 23, 2006 -- Gateway Financial Holdings, Inc. (Nasdaq: GBTS), the holding company for Gateway Bank & Trust Co., reported net income for the 2005 fiscal year of $3.9 million compared with $2.0 million for the prior fiscal year, an increase of $1.9 million, or 96.0%. Earnings performance was driven by strong revenue growth from the Company's rapidly expanding commercial customer base. Diluted earnings per share were $0.50 for 2005 compared with $0.37 for the prior year, an increase of 35.1%. Per share results were affected by several events in 2004 and 2005 that increased weighted average diluted shares by 46.6%, from 5,370,973 shares for fiscal year 2004 to 7,875,455 for 2005. These events included: the conversion of warrants to purchase 1,320,817 shares of common stock in June 2004; the October 2004 public offering of 1,932,000 shares of common stock; an 11-for-10 stock split effective in the form of a stock dividend distributed on June 20, 2005; and the fourth quarter 2005 public offering of 2,000,000 shares of common stock.

For the fourth quarter of 2005, the Company reported net income of $1.2 million compared with $638 thousand for the prior-year fourth quarter, an increase of $583 thousand or 91.4%. Diluted earnings per share were $0.15 for the current quarter compared with $0.09 for last year, an increase of 66.7%. Per share results were adjusted to reflect the June 20, 2005 stock split as well as the impact of the fourth quarter 2004 public offering of 1,932,000 shares and the fourth quarter 2005 public offering of 2,000,000 shares of common stock. These events increased average diluted shares for the fourth quarter of 2005 to 8,107,197, up 17.0% over the 6,931,071 shares for the year-ago quarter.

Commenting on these results, D. Ben Berry, Chairman and CEO of Gateway Financial Holdings, stated, "We are pleased to report another year and quarter of record earnings. We take great pleasure in the consistent, successful execution of a strategy that is highly growth-oriented and capital-dependent, yet still delivers on our promise to shareholders of double-digit EPS growth. We added two branches in 2005 -- and opened our first Raleigh branch on January 4, 2006 -- and increased assets by 64.7% while sequentially improving on all measures of core profitability: ROE, ROA, net interest margin, and the efficiency ratio. Moreover, asset quality improved from its already strong 2004 level."

"We continue to actively expand our geographic footprint," Mr. Berry added, "focusing on high-growth Virginia and North Carolina markets. We just recently opened our first office in Raleigh, North Carolina, and anticipate adding offices in the Greater Raleigh/ Durham/ Chapel Hill area over the next 24 to 36 months. We also are planning to convert our loan productions offices in Wilmington, North Carolina, and Williamsburg, Virginia into full-service branches in 2006, and in February 2006, we plan to open our first banking office in the historic Ghent district of Norfolk, Virginia. Two additional locations are planned for 2006: Lynhaven, our sixth office in Virginia Beach, and Southern Shores on the Outer Banks of North Carolina (early Spring). We have ample capital to fund these expansion initiatives, and our past performance gives us confidence that we will continue to deliver double-digit earnings as we grow."

Total revenue, defined as net interest income and non-interest income, for fiscal 2005 was $31.4 million, an increase of 66.9% above the $18.8 million reported for the prior fiscal year. Net interest income was $23.3 million, a $10.4 million or 80.1% increase over the $12.9 million reported for 2004. The increase reflects a 68.1% increase in average earning assets combined with a 22-basis point improvement in the net interest margin to 3.81%. Mr. Berry credited the improved net interest margin to Gateway's asset-sensitive balance sheet and growing core deposit base.

Non-interest income for 2005 was $8.1 million, an increase of $2.2 million or 37.7% above the prior year level. Excluding securities gains from both years, non-interest income increased 43.7%. Much of this increase was driven by the expansion of our banking activities; service charge income increased $808.1 thousand, or 53.9%, and service fee income grew $363.6 thousand, or 140.1%. Other income was $5.5 million, up 39.8%, from $3.9 million in 2004; much of this growth is attributable to Gateway's non-banking activities, namely insurance and brokerage services, which accounted for $3.0 million in 2005, a $749.5 thousand, or 32.7% increase, from fiscal year 2004. BOLI income increased $277.6 thousand, to $679.3 thousand for 2005.

For the fourth quarter of 2005, total revenue was $9.4 million compared with $5.7 million for the fourth quarter of 2004, an increase of 66.1%. Net interest income increased 76.7% to $7.1 million, reflecting a 65.6% growth in average earning assets and a 38 basis point improvement in the net interest margin to 3.96%. Non-interest income was $2.3 million compared with $1.7 million in the prior-year period, an increase of 40.6%.

Non-interest expense for 2005 was $23.3 million, a 58.8% increase from the $14.7 million reported in the prior fiscal year. Growth reflects significant infrastructure expansion. During 2005, Gateway opened two de novo branches, and a third in January 2006, and added 56 new employees, bringing the total FTEs to
247. As a result, salaries and benefits increased 47.8%, and occupancy and equipment rose 59.2%. The efficiency ratio improved to 74.17% for 2005 from 77.95% a year ago.

For the fourth quarter of 2005, non-interest expense was $6.8 million compared with $4.4 million in the fourth quarter of 2004, an increase of 56.2%. The efficiency ratio improved to 72.38% from 76.96% for the prior-year period.

At December 31, 2005, total assets were $882.4 million, an increase of $346.7 million, or 64.7%, above the $535.7 million reported twelve months ago. Loans increased $284.7 million, or 74.5%, to $666.7 million; virtually all of this growth was organic. Deposits rose $240.0 million, or 59.1%, to $646.3 million. Borrowings, including junior subordinated debentures, totaled $134.7 million at December 31, 2005, an increase of $70.7 million or 110.7% from twelve months ago.

Mr. Berry added, "Asset quality remains exceptional. As evidenced by our low nonperforming asset levels and minimal charge-offs, we continue to maintain and enforce stringent underwriting guidelines." Net charge-offs for the fiscal year 2005 were $80 thousand compared with $21 thousand for 2004. Past due and non-accrual loans were $359 thousand, or 0.05% of total loans, at December 31, 2005, compared with $913 thousand, or 0.24% of total loans, twelve months ago. At December 31, 2005, the allowance for loan losses was $6.3 million, or 0.94% of total loans.

Stockholders' equity at December 31, 2005 totaled $98.7 million, an increase of $34.4 million, or 53.5%, from twelve months ago. The 2.0 million new shares issued this past December added approximately $30.0 million to Gateway's capital base. Stockholders' equity equaled 11.19% of total assets, and the total risk-based capital ratio was 15.26% at period-end, well in excess of the "well-capitalized" regulatory threshold. Mr. Berry concluded, "Our shareholders play an important role in supporting our company, and our financial strategies reward that loyalty. I am pleased to note that we raised our fourth quarter dividend by 50% to $0.03 per share, reflecting our growth in earnings. We look forward to sharing our future success as we continue to expand our footprint in high-growth markets of eastern North Carolina and the contiguous Greater Hampton Roads market of Virginia."

About the Company

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co., a full-service regional community bank with a total of nineteen offices in Elizabeth City (3), Edenton, Kitty Hawk, Moyock, Nags Head, Plymouth, Roper and Raleigh, North Carolina, and in Virginia Beach (5), Chesapeake (2), Suffolk and Emporia, Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. The common stock of the Corporation is traded on the Nasdaq National Market under the symbol GBTS. Visit the Corporation's web site at www.gatewaybankandtrust.com.

Forward-Looking Statements

Statements contained in this news release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. Such forward- looking statements may be identified by the use of such words as "believe," "expect," anticipate," "should," "planned," "estimated," and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
Fourth Quarter and FY 2005 Results

                 GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                                                                    ANNUAL
                                                                        QUARTERLY                           -----------------------
                                                  4TH QTR     3RD QTR    2ND QTR     1ST QTR     4TH QTR      12 MOS.       12 MOS.
                                                   2005        2005       2005        2005        2004         2005          2004
                                                -----------  ---------  ---------   ---------   ---------   -----------   ---------
(Dollars in thousands except per share data)
EARNINGS
   Net interest income                          $     7,082      6,133      5,418       4,671       4,007   $    23,303      12,941
   Provision for loan losses                    $       750        550        500         400         450   $     2,200       1,425
   Non Interest income                          $     2,336      2,007      2,052       1,671       1,662   $     8,067       5,857
   Non Interest expense                         $     6,817      6,029      5,618       4,801       4,363   $    23,266      14,653
   Pre-tax income                               $     1,851      1,561      1,352       1,141         856   $     5,904       2,720
   Net income                                   $     1,221      1,016        901         802         638   $     3,939       2,010
   Basic earnings per share  (1)                $      0.16       0.14       0.12        0.11        0.10   $      0.53        0.41
   Diluted earnings per share (1)               $      0.15       0.13       0.12        0.10        0.09   $      0.50        0.37
   Weighted avg. basic shares outstanding (1)     7,715,218  7,406,785  7,379,836   7,362,187   6,648,935     7,467,380   4,926,636
   Weighted average diluted shares (1)            8,107,197  7,775,253  7,737,240   7,680,432   6,931,071     7,875,455   5,370,973

PERFORMANCE RATIOS
   Return on average assets                            0.60%      0.56%      0.56%       0.57%       0.50%         0.58%       0.49%
   Return on average common equity                     6.22%      6.08%      5.49%       5.04%       4.29%         5.77%       5.12%
   Net interest margin (fully tax-equivalent)          3.96%      3.78%      3.76%       3.75%       3.58%         3.81%       3.59%
   Efficiency ratio                                   72.38%     74.07%     75.20%      75.71%      76.96%        74.17%      77.95%
   Full-time equivalent employees                       247        225        217         205         191           247         191

CAPITAL
   Average equity to average assets                   11.68%      9.23%     10.21%      11.24%      11.68%        10.15%       9.62%
   Tier 1 leverage capital ratio                      13.47%     11.50%     11.79%      12.41%      13.89%        13.47%      13.89%
   Tier 1 risk-based capital ratio                    14.39%     11.89%     12.49%      14.46%      16.41%        14.39%      16.41%
   Total risk-based capital ratio                     15.26%     12.80%     13.38%      15.40%      17.40%        15.26%      17.40%
   Book value per share (1)                     $     10.40       9.01       8.94        8.72        8.78   $     10.40        8.78
   Cash dividend per share (1)                  $      0.03       0.02       0.02        0.02        0.02   $      0.09        0.02

ASSET QUALITY
   Gross loan charge-offs                       $        32         38         10           7          81   $        87         175
   Net loan charge-offs                         $        29         36          9           6          80   $        80          21
   Net loan charge-offs to average loans               0.01%      0.01%      0.00%       0.00%       0.02%         0.02%       0.01%
   Allowance for loan losses                    $     6,283      5,562      5,048       4,557       4,163   $     6,283       4,163
   Allowance for loan losses to total loans            0.94%      0.94%      0.95%       1.02%       1.09%         0.94%       1.09%
   Past due and nonaccrual loans                $       359        390        618       1,078         913   $       359         913
   Past due and nonaccrual loans to
    total loans                                        0.05%      0.07%      0.12%       0.24%       0.24%         0.05%       0.24%
   Other real estate and repossessed assets     $         0          0          0           0           0   $         0           0

END OF PERIOD BALANCES
   Loans (before allowance)                     $   666,652    590,439    532,227     446,526     381,956   $   666,652     381,956
   Total earning assets (before allowance)      $   820,873    669,534    609,254     530,732     478,852   $   820,873     478,852
   Total assets                                 $   882,422    740,279    678,560     591,445     535,728   $   882,422     535,728
   Deposits                                     $   646,262    588,058    525,115     435,868     406,259   $   646,262     406,259
   Stockholders' equity                         $    98,744     67,193     66,148      64,218      64,318   $    98,744      64,318

AVERAGE BALANCES
   Loans (before allowance)                     $   641,354    559,498    495,090     413,995     350,006   $   523,492     301,466
   Total earning assets (before allowance)      $   736,239    643,044    577,865     505,049     444,561   $   606,067     360,455
   Total assets                                 $   809,546    718,237    638,491     573,470     505,911   $   679,020     407,699
   Deposits                                     $   523,402    572,354    463,356     429,363     400,203   $   446,071     255,681
   Stockholder's equity                         $    77,895     66,302     65,163      64,594      59,121   $    68,258      39,226

(1) All references to share and per share amounts have been adjusted to reflect the effect of an 11-for-10 stock split effective in the form of a stock dividend distributed on June 20, 2005.

GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
Fourth Quarter and FY 2005 Results

                 GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                          THREE MONTHS ENDED               12 MONTHS ENDED
                                                     -----------------------------   -----------------------------
                                                     Dec. 31, 2005   Dec. 31, 2004   Dec. 31, 2005   Dec. 31, 2004
                                                     -------------   -------------   -------------   -------------
                                                       Unaudited       Unaudited       Unaudited        Audited
                                                               (Amounts in (000), except per share data)
INTEREST INCOME
   Loans, including fees                             $      11,676   $       5,356   $      36,358   $      17,509
   Investment securities                                       759             736           2,935           1,899
   Interest-earning bank deposits                               24              76             138             102
   Other interest and dividends                                 84              25             248             122
                                                     -------------   -------------   -------------   -------------
      Total interest income                                 12,543           6,193          39,679          19,632

INTEREST EXPENSE
   Deposits                                                  4,334           1,748          12,694           4,983
   Short term Debt                                             259              98           1,140             404
   Long-term debt                                              868             340           2,542           1,304
                                                     -------------   -------------   -------------   -------------
      Total interest expense                                 5,461           2,186          16,376           6,691
                                                     -------------   -------------   -------------   -------------
      Net interest income                                    7,082           4,007          23,303          12,941
   Provision for loan losses                                   750             450           2,200           1,425
                                                     -------------   -------------   -------------   -------------
      Net interest income after provision
          for loan losses                                    6,332           3,557          21,103          11,516

NON INTEREST INCOME
   Service charges on accounts                                 671             454           2,308           1,500
   Net gain on sales of securities                             199             280             282             440
   Other income                                              1,466             928           5,477           3,917
                                                     -------------   -------------   -------------   -------------
      Total non interest income                              2,336           1,662           8,067           5,857

NON INTEREST EXPENSE
   Salaries and benefits                                     3,488           2,413          11,583           7,838
   Occupancy and equipment                                   1,242             783           4,592           2,884
   Data processing fees                                        279             197             941             606
   Other expense                                             1,808             970           6,150           3,325
                                                     -------------   -------------   -------------   -------------
      Total non interest expense                             6,817           4,363          23,266          14,653
                                                     -------------   -------------   -------------   -------------
      Income before income taxes                             1,851             856           5,904           2,720
   Income taxes                                                630             218           1,965             710
                                                     -------------   -------------   -------------   -------------
      Net income                                     $       1,221   $         638   $       3,939   $       2,010
                                                     =============   =============   =============   =============
   Basic earnings per share(1)                       $        0.16   $        0.10   $        0.53   $        0.41
   Diluted earnings per share (1)                    $        0.15   $        0.09   $        0.50   $        0.37
   Weighted avg. basic shares outstanding (1)            7,715,218       6,648,935       7,467,380       4,926,636
   Weighted average diluted shares (1)                   8,107,197       6,931,071       7,875,455       5,370,973

(1) All references to share and per share amounts have been adjusted to reflect the effect of an 11-for-10 stock split effective in the form of a stock dividend distributed on June 20, 2005.

GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
Fourth Quarter & FY 2005 Results

                 GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                      DECEMBER 31,    DECEMBER 31,
                                                         2005            2004
                                                     -------------   -------------
                                                       Unaudited        Audited
                                                     (Dollar amounts in thousands)
ASSETS
   Cash and due from banks                           $      18,475   $       9,028
   Interest-earnings deposits in other banks                 3,668           1,245
                                                     -------------   -------------
      Total cash and cash equivalents                       22,143          10,273

   Securities available for sale                           123,773          92,608
   Securities held to maturity                                   0               0
   Federal Home Loan Bank stock                              6,208           2,321
   Federal Reserve Bank stock                                2,097             722

   Total loans and leases                                  666,652         381,956
   Allowance for loan losses                                (6,283)         (4,163)
                                                     -------------   -------------
      Total loans, net                                     660,369         377,793

   Premises and equipment, net                              29,551          18,895
   Bank owned life insurance policies                       17,187          16,507
   Accrued interest receivable                               5,883           2,697
   Other assets                                             15,211          13,912
                                                     -------------   -------------
      Total assets                                   $     882,422   $     535,728
                                                     =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing                            $      89,162   $      52,348
      Interest-bearing                                     557,100         353,911
                                                     -------------   -------------
         Total deposits                                    646,262         406,259

   Short term debt                                          57,200          35,861
   Long-term debt                                           77,465          28,065
   Accrued expenses and other liabilities                    2,751           1,225
                                                     -------------   -------------
         Total liabilities                                 783,678         471,410

STOCKHOLDERS' EQUITY
   Common stock                                             93,842          62,726
   Retained earnings                                         5,337           1,813
   Accumulated other comprehensive loss                       (435)           (221)
                                                     -------------   -------------
      Total stockholders' equity                            98,744          64,318

      Total liabilities and stockholders' equity     $     882,422   $     535,728
                                                     =============   =============

                               * end of release *